UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2017

Middlefield Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	001-36613	34-1585111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15985 East High Street

Middlefield, Ohio 44062

(Address of principal executive offices, including zip code)

(440) 632-1666

(Registrant’s telephone number, including area code)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b–2 of the Securities Exchange Act of 1934 (17 CFR §240.12b–2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 3(a) of the Exchange Act.  ☐

ITEM 3.02 Unregistered Sale of Equity Securities

In a private offering exempt from the registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 thereunder, Middlefield Banc Corp. (“MBCN”) completed the sale of 400,000 shares of common stock at the price of $40 per share on Wednesday, May 10, 2017. The offering was to accredited investors only, without the use of a general solicitation or general advertising. The gross proceeds of the offering were $16,000,000 before compensation of $760,000 payable to the investment bank acting as placement agent.

Because the shares were sold in a private offering without registration under the Securities Act of 1933, the shares are restricted securities, as that term is defined in SEC Rule 144(a)(3). We have agreed to register investors’ resale of the shares, agreeing to file a registration statement with the SEC on Form S-3 and to take such action as is normally required to cause the resale registration statement to become effective as promptly as practicable, but in any case within 90 days after filing with the SEC, and to maintain the effectiveness of the registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEFIELD BANC CORP.

Date: May 10, 2017	/s/ James R. Heslop, II
Executive Vice President and COO